Exhibit 10.24

February 11, 2014

Via Email and U.S. Mail

BH Holdings LLC
700 17th Street, Suite 1750
Denver, CO 80202

Attention:     Ginny Sirhall

Re:     Amended and Restated Non-Exclusive Aircraft Dry-Lease Agreement

Dear Ms. Sirhall:

Intrepid Potash, Inc. (“Intrepid”) and BH Holdings LLC are parties to the referenced agreement, dated as of January 1, 2013, with respect to the Canadair, Ltd. Model CL-600-2B16 aircraft U.S. registration number N518CL (the “Agreement”). Pursuant to Section 3.1 of the Agreement, Intrepid hereby provides notice of its termination of the Agreement, effective January 1, 2014.

Please contact me with any questions.

Sincerely,

Intrepid Potash, Inc.

/s/ Martin D. Litt__________________________
Martin D. Litt
Executive Vice President, General Counsel & Secretary

cc:    Robert P. Jornayvaz III
Hugh E. Harvey, Jr.